SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 21, 2003



                          PocketSpec Technologies Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Colorado                     0-28789                   84-1461919
  -----------------         -----------------------       ----------------
  (State or  other               (Commission               (IRS Employer
  jurisdiction of                File Number)              Identification No.)
  incorporation)



   3225 East 2nd Avenue, Denver CO                                80206
---------------------------------------                         ---------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (303) 393-8060

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1. Changes in Control of Registrant.

          Not Applicable


Item 2. Acquisition or Disposition of Assets.

          Not Applicable


Item 3. Bankruptcy or Receivership.

          Not Applicable


Item 4. Changes in Registrant's Certifying Accountant.

          Not Applicable


Item 5. Other Events

          Not Applicable

Item 6.Resignation of Registrant's Directors.

The Board of Directors of PocketSpec Technologies Inc. accepted the resignation of Mr. F. Jeffrey Krupka as an Officer and a Director of the Registrant, effective July 18, 2003. Mr. Krupka will continue as an employee of the Registrant, with a focus in marketing. Mr. Krupka has also waived his right to receive a $250,000 termination penalty per his engagement agreement dated November 1, 2002. Ms. Janet Brophy has become the President of the Registrant. Cynthia Kettl has become the Secretary of the Registrant. The vacancy on the Board of Directors has not yet been filled. A copy of Mr. Krupka's resignation letter is attached.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          Not Applicable


Item 8. Change in Fiscal Year.

          Not Applicable


Item 9. Regulation FD Disclosure.

          Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 21, 2003                                 PocketSpec Technologies Inc.


                                                By:  /s/ Janet Brophy
                                                     ---------------------------
                                                     Janet Brophy (President)

July 18, 2003

Ms. Janet Brophy, President
PocketSpec Technologies, Inc.
3225 E. 2nd Ave.
Denver, CO 80206

Resignation as an Officer and Director


Dear Janet,

Effective July 18, 2003, I resign as an Officer and Director of PocketSpec Technologies, Inc. I have also waived my right to receive a $250,000 termination penalty per my engagement agreement dated November 1, 2002. I understand that I will remain an employee and want to concentrate on marketing efforts for the Company.



Sincerely,

/s/ F. Jeffrey Krupka
---------------------
F. Jeffrey Krupka